HAMILTON State Bancshares

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IMPORTANT SPECIAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on June 7, 2018.

Vote by Internet

- Go to **www.investorvote.com/HMBH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors unanimously recommends a vote FOR each of Proposals 1 and 2:

Proposal	For	Against	Abstain
1. **AGREEMENT AND PLAN OF MERGER**. Proposal to adopt the Agreement and Plan of Merger, dated as of January 25, 2018, by and between Ameris Bancorp ("Ameris") and Hamilton State Bancshares, Inc., as such merger agreement may be amended from time to time, and the merger and other transactions contemplated by the merger agreement.	☐	☐	☐
2. **ADJOURNMENT PROPOSAL**. Proposal to authorize the board of directors to adjourn or postpone the Meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger proposal or to vote on other matters properly before such special meeting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please print and sign your name exactly as it appears on your stock certificate, and return this proxy card in the enclosed postage paid envelope. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. In addition, please date this proxy card.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Q VOCABLE PROXY - HAMILTON STATE BANCSHARES, INC. SPECIAL MEETING OF SHAREHOLDERS - JUNE 7, 2018THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned shareholder of Hamilton State Bancshares, Inc. (the "Company"), Hoschton, Georgia, hereby constitutes and appoints Messrs. Randal J. Rabe and Neal W. Booth, Sr., or either of them, each with full power of substitution, as Proxy or Proxies of the undersigned, to vote the number of shares of the Company's voting common stock which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at 10:30 a.m., Eastern Time, on June 7, 2018, at The 1818 Club located at 6500 Sugarloaf Parkway, Duluth, Georgia 30097, or at any adjournments or postponements thereof (the "Meeting"). This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" Proposals 1 and 2. In its discretion, the Proxy is authorized to vote upon such other business that may properly come before the Meeting or any adjournment thereof. If any other business is presented at the Meeting, this proxy card will be voted by the Proxy in its best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAMILTON STATE BANCSHARES, INC. AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE